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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): November 21, 2002

                                 PPL CORPORATION
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             (Exact name of registrant as specified in its charter)



Pennsylvania                               1-11459              23-2758192
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(State or Other Jurisdiction of   (Commission File Number)      (IRS Employer
       Incorporation)                                        Identification No.)



Two North Ninth Street, Allentown, Pennsylvania             18101-1179
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    (Address of principal executive offices)                (Zip Code)





Registrant's telephone number, including area code:  (610) 774-5151



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Item 5.  Other Events.

         On November 21, 2002, in connection with a proposed issuance and sale of common stock, par value $0.01 per share (the "Common Stock"), of PPL Corporation (the "Company") from time to time pursuant to a Sales Agency Agreement, the Company filed a prospectus supplement to the prospectus included in its Registration Statement on Form S-3 (File Nos. 333-85716, 333-85716-01 and 333-85716-02) filed by the Company and certain of its subsidiaries under the Securities Act of 1933, as amended, and which was declared effective on July 22, 2002. The issuance and sales program continues a prior program pursuant to which the Company had issued and sold shares of Common Stock from time to time under a sales agency agreement with another agent. Attached as an exhibit hereto is a Sales Agency Agreement between the Company and Salomon Smith Barney Inc.


Item 7.  Financial Statements and Exhibits.

(c)      Exhibits.

                  1 Sales Agency Agreement, dated as of November 21, 2002, between PPL Corporation and Salomon Smith Barney Inc.



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                                   SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                PPL CORPORATION



DATED:  November 21, 2002       By:     /s/ James E. Abel
                                   -------------------------------
                                Name:     James E. Abel
                                Title:    Vice President - Finance and Treasurer




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Exhibit Index

Exhibit                                     Description
-------                                     ----------
  1 Sales Agency Agreement, dated as of November 21, 2002, between PPL Corporation and Salomon Smith Barney Inc.